Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: 1-704-558-3068
E: IR@fyrhomes.com

Front Yard Residential Corporation Provides Operating Update

CHRISTIANSTED, U.S. Virgin Islands, September 8, 2020 (GLOBE NEWSWIRE) - Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI) today reported the following operating metrics for August 2020:

•August collections at 30 days were 99% of the trailing 12-month historical average. July collections at 60 days and June collections at 90 days were in line with the trailing 12-month historical averages.
•Stabilized Rental leased percentage as of August 31, 2020 continued its positive trend at 98.8%, compared with 98.7% at July 31, 2020 and 98.3% at June 30, 2020.1
•Stabilized Rental August average occupied days were 97.3% compared to 91.8% a year ago, up from 97.2% for July 2020 and 96.1% for the second quarter of 2020.1
•Blended rent growth was 4.6% for August, compared to 4.7% for July and 4.1% for the second quarter of 2020.

“August was another excellent month for Front Yard as key operating metrics improved further from already strong levels,” said George Ellison, Chief Executive Officer. “We remain focused on providing high quality service to our tenants and creating value for our stockholders.”
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1We define a property as a “Stabilized Rental” once it has been renovated and then initially leased or available for rent for a period greater than 90 days. All other homes are considered non-stabilized. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle or because they are identified for sale.

About Front Yard Residential Corporation

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard's tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: our ability to successfully complete the transition plan; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the effect of the termination of the Agreement and Plan of Merger with Amherst on our relationships with our customers, financing sources, third-party service providers, operating results and business generally; the impact of the costs of the merger transaction that were borne by the Company despite the merger transaction being terminated; the effect of management’s attention being diverted from our ongoing business operations and costs associated with shareholder activism; the impact of defending any litigation; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under its financing arrangements; risks related to our engagement of Altisource Asset Management Corporation as our asset manager; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.